UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2008

First Clover Leaf Financial Corp.
(Exact name of registrant as specified in its charter)

Maryland	0-50820	20-4797391
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6814 Goshen Road, Edwardsville, Illinois		62025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(618) 656-6122

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 10, 2008, First Clover Leaf Financial Corp. (“First Clover Leaf”), the holding company of First Clover Leaf Bank (“FCL Bank”), a federal savings bank located in Edwardsville, Illinois, completed its acquisition of Partners Financial Holdings Inc. (“Partners”), the holding company of Partners Bank (“Partners Bank”), an Illinois state bank located in Glen Carbon, Illinois, by way of a merger of Partners with and into First Clover Leaf with First Clover Leaf being the surviving corporation in the merger (the “Merger”). In connection with the Merger, Partners Bank was merged with and into FCL Bank with FCL Bank as the surviving institution.

Stockholders of Partners received aggregate merger consideration comprised of 1,072,487 shares of First Clover Leaf common stock (subject to adjustment due to cash payments in lieu of fractional shares being issued) and approximately $10.36 million in cash, or 5.7971 shares of First Clover Leaf common stock per share of Partners common stock receiving stock consideration and $56 in cash per share of Partners common stock receiving cash consideration.  In addition, First Clover Leaf paid approximately $1.5 million in cash in consideration for outstanding Partners options and warrants.  50% of the Partners shares were exchanged for the right to receive First Clover Leaf common stock and 50% were exchanged for the right to receive cash.  Cash will be issued in lieu of fractional shares of First Clover Leaf common stock at a rate of $9.66 per share.

A press release detailing the above was issued by First Clover Leaf, and is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements and pro forma information required to be filed by this Item are not available at this time.  Such information will be filed as an amendment to this Current Report on Form 8-K when the information becomes available; however, in no event will such information be filed any later than 71 days from the last date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

The financial statements and pro forma information required to be filed by this Item are not available at this time.  Such information will be filed as an amendment to this Current Report on Form 8-K when the information becomes available; however, in no event will such information be filed any later than 71 days from the last date on which this Form 8-K was required to be filed.

(c)	Shell Company Transaction. Not applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 10, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CLOVER LEAF FINANCIAL CORP.

Date: October 10, 2008	By:	/s/ Dennis M. Terry
Name: Dennis M. Terry
Title: President and Chief Executive Officer

EXHIBIT INDEX
The following exhibits are filed as part of this Report:

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 10, 2008